                                                                     Exhibit 4.2


                      AMENDED AND RESTATED VOTING AGREEMENT

     THIS AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made as of May 14, 1999, by and among R2 Technology, Inc., a Delaware corporation (the "Company") and the entities identified as Investors on the signature pages hereto (the "Investors") and amends and restates the Voting Agreement dated May 11, 1998 among certain Investors hereto (the "Prior Voting Agreement").

     WHEREAS, the Investors are holders of Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock and Series E-1 Preferred Stock of R2 Technology, Inc., a Delaware corporation (the "Company");

     WHEREAS, the holders of Series B-1 Preferred Stock, voting as a separate class, are entitled to elect one director (the "Series B-1 Representative") to the Company's Board of Directors, the holders of Series C-1 Preferred Stock, voting as a separate class, are entitled to elect one director (the "Series C-1 Representative") to the Company's Board of Directors, and the holders of Series D-1 Preferred Stock, voting as a separate class, are entitled to elect one director (the "Series D-1 Representative") to the Company's Board of Directors; and

     WHEREAS, the parties hereto enter into this Agreement for the purpose of confirming the arrangements for election of the Series B-1 Representative, the Series C-1 Representative and Series D-1 Representative.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Election of Directors. During the term of this Agreement, the Investors
        ---------------------
agree that they shall vote all of the shares of the Company's Series B-1 Preferred Stock, Series C-1 Preferred Stock, and Series D-1 Preferred Stock now or hereafter owned by them, whether beneficially or otherwise (the "Shares") in the following manner:

     (a) At any annual or special meeting called, or any other action taken, for the purpose of electing directors to the Company's Board of Directors, the Investors agree to vote all of their Shares so as always to elect as the Series B-1 Representative the nominee put forward by IndoSuez Ventures, as the Series C-1 Representative the nominee put forward by Morgan Stanley Venture Partners, and as the Series D-1 Representative the nominee put forward by General Electric Capital Corporation.

     (b) Subject to Section 1 (c) below, in the event of any vacancy on the Board of Directors, the Investors will vote all such Shares to fill such vacancy with a nominee designated in the same manner as the person who held the directorship so vacated. In addition, the Series B-1 Representative, Series C-1 Representative, and Series D-1 Representative shall not be removed without the respective consent of IndoSuez Ventures, Morgan Stanley Venture Partners, and General Electric Capital Corporation, and the Investors shall not vote their Shares to remove any director in contravention of this Agreement.

     (c) Notwithstanding the foregoing, in the event that General Electric Capital Corporation declines or is unable (for any reason) to appoint a nominee to the Board of Directors within 90 days of the date hereof, the Investors shall have no obligation to vote their Shares so as to elect as the Series D-1 Representative the nominee put forward by General Electric Capital Corporation.

     (d) This Agreement shall not extend to voting upon questions and matters (other than the election of directors) upon which stockholders of the Company have a right to vote under the Amended and Restated Certificate of Incorporation or Bylaws of the Company or under the laws of the State of California.

     (e) The Company agrees not to give effect to any action by any Investor or any other person or entity which is in contravention to this Agreement.

     2. Termination. This Agreement, including without limitation the
        ------------
obligations set forth in Section 1, shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan or a SEC Rule 145 transaction), or (b) such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

     3.  Modifications and Amendments.  This Agreement constitutes the entire
         ----------------------------
agreement of the parties with respect to the subject matter hereof and may not be modified, amended, or terminated (other than in accordance with its terms) except by a written agreement specifically referring to this Agreement signed by
(a) the Investors holding a majority of the shares of Series B-1 Preferred Stock subject to this Agreement, (b) the Investors holding a majority of the shares of Series C-1 Preferred Stock subject to this Agreement, (c) the Investors holding a majority of the shares of Series D-1 Preferred Stock subject to this Agreement, (d) the Investors holding a majority of the shares of Series E-1 Preferred Stock subject to this Agreement, and (e) the Company.

     4. Waivers. No waiver of any breach of default hereunder shall be
        --------
considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     5. Successors and Assigns. This Agreement shall be binding upon and inure
        ----------------------
to the benefit of each party hereto, its successors and assigns. Otherwise, this agreement shall not create any rights for the benefit of any third party.

     6. Transfers and Legends.
        ----------------------

     (a) The Investors shall not sell or otherwise transfer any of the Shares owned by them unless prior to such transfer, the transferee agrees in writing to be bound by all of the provisions of this Agreement. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, pursuant to which such person agrees to be bound by all provisions hereof as if such person were an Investor. Any transfer of Shares in violation of the terms of this Agreement will be null, void, and of no effect and the transferee shall not be recognized as the owner or holder of the shares transferred (including without limitation voting and dividend rights). The Investors hereby consent to the notation of "STOP TRANSFER" restrictions in the Company's stock transfer books relative to their holdings of the Shares to assist in the enforcement of the limitations set forth herein.

     (b) Each stock certificate issued after the date hereof evidencing shares of the Company's capital stock subject to the provisions of this Agreement (including any shares issued upon a transfer, stock split, stock dividend, recapitalization, merger, or other similar event) shall at all times during the term of this Agreement bear the following legend:

     THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AGREEMENT AMONG THE STOCKHOLDER AND CERTAIN OTHER HOLDERS OF PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

     (c) The Company agrees that it will not remove, and will not permit to be removed (upon registration of transfer, reissuance, or otherwise), such legend from any such certificate and will place or cause to be placed such legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying such legend.

     7. Titles and Subtitles. The paragraph headings contained herein are for
        ---------------------
the purposes of convenience only and are not intended to define or limit the contents of such paragraphs.

     8. Cooperation. Each party hereto shall take such further action and shall
        ------------
execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     9. Counterparts. This Agreement may be executed in one or more
        -------------
counterparts, all of which taken together shall be deemed one original.

     10. Governing Law. This Agreement shall be governed by and interpreted
         --------------
under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     11. Specific Performance. Without limiting the rights of each party hereto
         ---------------------
to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.


     12. Termination of Prior Voting Agreement. The Prior Voting Agreement is
         --------------------------------------
hereby terminated and superseded by this Agreement. This termination is effective upon the execution of this Agreement by the Company and the Investors.

                [Remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, this Amended and Restated Voting Agreement is hereby executed as of the date first above written.



R2 TECHNOLOGY, INC.

By:      /s/
   -----------------------------------------
Title:
      --------------------------------------


INVESTORS:
----------

GENERAL ELECTRIC CAPITAL CORPORATION

By:
   -----------------------------------------
Title:
      --------------------------------------


STF II, L.P.

By:      /s/
   -----------------------------------------
Title:   General Partner
      ------------------------------


THE TRAVELERS INSURANCE COMPANY

By:
   -----------------------------------------
Title:
      --------------------------------------

VERTEX TECHNOLGOY FUND (II) PTE. LTD.

By:      /s/
   -----------------------------------------
Title:
      --------------------------------------


PENN JANNEY FUND, INC.

By:
   -----------------------------------------
Title:
      --------------------------------------

WINFUND, INC.

By:
   ----------------------------------
Title:
      -------------------------------


SIGMA PARTNERS II, L.P.

By:      /s/ J. Burgess Jamieson
   ----------------------------------
Title:   General Partner
      -------------------------------


SIGMA ASSOCIATES II, L.P.

By:      /s/ J. Burgess Jamieson
   ----------------------------------
Title:   General Partner
      -------------------------------


ALTA V LIMITED PARTNERSHIP

By:      /s/
   ----------------------------------
Title:   General Partner
      -------------------------------


CUSTOMS HOUSE PARTNERS

By:      /s/ Elaine Walker
   ----------------------------------
Title:   Under Power of Attorney
      -------------------------------

ARCH VENTURE FUND III, L.P.,

By:      ARCH Venture Partners, LLC,
         its general partner

By:      /s/ Robert Nelson
   ---------------------------------
         Robert Nelsen
         Managing Director

TECHNOLOGY FUNDING VENTURE PARTNERS V
AN AGGRESSIVE GROWTH FUND, L.P.

By:      Technology Funding Inc., Managing
         General Partner
By:
   -----------------------------------------
Title:
      --------------------------------------

TECHNOLOGY FUNDING MEDICAL PARTNERS I L.P.

By:      Technology Funding Inc., Managing
         General Partner
By:
   -----------------------------------------
Title:
      --------------------------------------


MORGAN STANLEY VENTURE PARTNERS III, L.P.

By:
   -----------------------------------------
Title:
      --------------------------------------


MORGAN STANLEY VENTURE INVESTORS III, L.P.

By:
   -----------------------------------------
Title:
      --------------------------------------

MARUBENI AMERICA CORPORATION

By:
   ----------------------------------------
Title:
      -------------------------------------


MARUBENI CORPORATION

By:      /s/ Y. Kawahara
   -----------------------------------------
Title:   General Manager, Electronics Dept.
      --------------------------------------